UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2012

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

On August 1, 2012, United Online, Inc. (the “Company”) issued a press release regarding the approval by the Company’s Board of Directors of a preliminary plan to separate the Company into two independent, publicly-traded companies:  FTD, which will include the domestic and international operations of the Company’s FTD segment, and United Online, which will continue to operate the businesses of the Company’s Content & Media and Communications segments.  In addition, the Company announced that it also is reviewing strategic alternatives for its Content & Media and Communications businesses, including the potential spin-off of the Content & Media segment as an additional separate, publicly-traded company.  A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release dated August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2012	UNITED ONLINE, INC.

	By:	/s/ Neil P. Edwards
Neil P. Edwards
Executive Vice President and Chief Financial Officer